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                                                                    EXHIBIT 23.1

PETERSON SULLIVAN PLLC
601 Union Street Suite 2300 Seattle, WA  98101

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in this Registration Statement, relating to 4,000,018 shares of common stock, of Interactive Objects, Inc. on form SB-2 of our report dated March 4, 1998, appearing in the Prospectus which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                              /s/ Peterson Sullivan PLLC

                              Peterson Sullivan PLLC

Seattle, Washington
August 25, 1998